Huttig Building Products, Inc. Announces 2015 4th Quarter and Full Year Results, Full Year Operating Income Increased 75% to $14.5 Million

ST. LOUIS, MO -- (Marketwired - February 25, 2016) - Huttig Building Products, Inc. ("Huttig") (NASDAQ: HBP), a leading domestic distributor of millwork, building materials and wood products, today reported financial results for the fourth quarter and year ended December 31, 2015.

"I am very pleased with our strong operational and financial performance in the fourth quarter and for the year ended December 31, 2015. Our fourth quarter performance represented the 19th consecutive quarter of year-over-year improved performance, excluding unusual items," said Jon Vrabely, Huttig President and CEO. "For the year we grew revenue by 6%, improved gross profit margin by 9% and improved income before taxes from continuing operations by 110%. We continue to benefit from focused execution of our key strategic initiatives, including: accelerating profitable revenue growth, improving gross profit margin, and investing in our people. I sincerely appreciate the contributions our associates, customers, and supply partners made towards our success in 2015 and look forward to continuing our growth in 2016."

Conference call information

An investor conference call is scheduled for February 26, 2016 at 10:00 AM CST. Participants may join the conference call by dialing 800-230-1096 in the United States and Canada or 612-288-0329 internationally and by stating "Huttig Building Products Investor Call". A replay will be available on the investors tab of our website, www.huttig.com for thirty days after the call.

           SUMMARY OF FOURTH QUARTER AND FULL YEAR 2015 RESULTS
                   (In Millions, Except Per Share Data)

                                                     (unaudited)
                                           Three Months Ended December 31,
                                           --------------------------------
                                                2015             2014
                                           ---------------  ---------------
Net sales                                  $ 155.4   100.0% $ 145.2   100.0%
Gross margin                                  32.0    20.6%    28.7    19.8%
Operating expenses                            30.5    19.6%    28.5    19.6%
Operating income                               1.5     1.0%     0.2     0.1%
Income (loss) from continuing operations
 before taxes                                  0.7     0.5%    (0.4)   -0.3%
Net income (loss)                              0.4     0.3%    (0.5)   -0.3%
Net income (loss) from continuing
 operations per basic and diluted             0.03            (0.02)
Net income (loss) per share - basic and
 diluted                                      0.02            (0.02)

                                           Twelve Months Ended December 31,
                                           --------------------------------
                                                2015             2014
                                           ---------------  ---------------
Net sales                                  $ 659.6   100.0% $ 623.7   100.0%
Gross margin                                 133.3    20.2%   122.6    19.7%
Operating expenses                           119.2    18.1%   114.3    18.3%
Gain on disposal of assets                    (0.4)   -0.1%       -     0.0%
Operating income                              14.5     2.2%     8.3     1.3%
Income from continuing operations before
 taxes                                        12.2     1.8%     5.8     0.9%
Net income                                    26.0     3.9%     2.2     0.4%
Net income from continuing operations per
 share -basic and diluted                     1.17             0.23
Net income per share - basic and diluted      1.04             0.09

Operating Summary

--  Net sales in the fourth quarter of 2015 were $155.4 million, representing a 7% increase over net sales of $145.2 million for the prior year's fourth quarter. Full year 2015 net sales were $659.6 million, representing a 6% increase over prior year net sales of $623.7 million.

--  Operating income in the fourth quarter of 2015 was $1.5 million, representing a 650% increase over operating income of $0.2 million for the prior year's fourth quarter. Full year 2015 operating income was
    $14.5 million, representing a 75% increase over prior year operating income of $8.3 million.

--  Income from continuing operations was $0.7 million in the fourth quarter of 2015 compared to a loss of $0.4 million for the prior year's fourth quarter. Full year 2015 income from continuing operations was $12.2 million, representing a 110% increase over prior year income from continuing operations of $5.8 million.

--  Income tax expense was $0.2 million in the fourth quarter of 2015. No income tax expense or benefit was recognized in the fourth quarter of
    2014. Full year 2015 income tax benefit was $17.2 million as a result of the release of a significant portion of Huttig's valuation allowance related to federal and certain state net operating loss carryforwards that are more likely than not to be realized. No income tax expense or benefit was recognized in 2014.

--  Net income in the fourth quarter of 2015 was $0.4 million compared to a loss of $0.5 million in the prior year quarter. Fourth quarter net income included after tax charges from discontinued operations of $0.3 million in 2015 compared to $0.1 million in the prior year's quarter.
    Full year 2015 net income was $26.0 million compared to net income of
    $2.2 million in the prior year. Full year net income included after tax charges from discontinued operations of $3.4 million in 2015 compared to
    $3.6 million in the prior year. The charges in both years resulted primarily from a change in the estimated liability associated with the
    Missoula, Montana environmental remediation accrual.

--  Adjusted EBITDA was $2.8 million in the fourth quarter of 2015, representing a 100% increase over Adjusted EBITDA of $1.4 million for the prior year's fourth quarter. Full year 2015 Adjusted EBITDA was
    $18.9 million, representing a 48% increase over prior year Adjusted
    EBITDA of $12.8 million.

--  Total available liquidity was $68.1 million at December 31, 2015, representing a 39% increase over total liquidity of $49.1 million at
    December 31, 2014.

Balance Sheet

At December 31, 2015, Huttig reported $0.3 million of cash plus $67.8 million of availability under its credit facility for total available liquidity of $68.1 million. At December 31, 2014, Huttig reported $0.5 million of cash plus $48.6 million of availability under its credit facility for total available liquidity of $49.1 million. Total bank debt declined to $46.1 million at December 31, 2015 from $60.8 million at December 31, 2014.

About Huttig

Huttig, currently in its 131st year of business, is one of the largest domestic distributors of millwork, building materials and wood products used principally in new residential construction and in home improvement, remodeling and repair work. Huttig distributes its products through 26 distribution centers serving 41 states. Huttig's wholesale distribution centers sell principally to building materials dealers, national buying groups, home centers and industrial users, including makers of manufactured homes.

Forward-Looking Statements

This press release contains forward-looking information as defined by the United States Private Securities Litigation Reform Act of 1995. This information presents management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, the strength of construction, home improvement and remodeling markets and the recovery of the homebuilding industry to levels consistent with historical averages; the cyclical nature of our industry; the cost of environmental compliance, including actual expenses we may incur to resolve proceedings we are involved in arising out of a formerly owned facility in Montana; any limitations on our ability to utilize our deferred tax assets to reduce future taxable income and tax liabilities; our ability to comply with, and the restrictive effect of, the financial covenant under our credit facility; the loss of a significant customer; deterioration of our customers' creditworthiness or our inability to forecast such deteriorations; changes in commodity prices; termination of key supplier relationships; competition with existing or new industry participants; goodwill impairment; the seasonality of our operations; significant uninsured claims; federal and state transportation regulations; fuel cost increases; our failure to attract and retain key personnel; deterioration in our relationship with our unionized employees, including work stoppages or other disputes; and the financial impact of litigation or contingencies. Other important factors that could cause actual results or outcomes to differ materially from those addressed in the forward-looking information, include, but are not limited to, those detailed in Huttig's Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and in other reports filed by Huttig with the Securities and Exchange Commission from time to time.

Non-GAAP Financial Measures

Huttig supplements its reporting of net income with non-GAAP measurement of Adjusted EBITDA. This supplemental information should not be considered in isolation or as a substitute for GAAP measures.

Huttig defines Adjusted EBITDA as net income adjusted for interest, income taxes, depreciation and amortization and other special significant items as listed in the table below.

Huttig presents Adjusted EBITDA because it is a primary measure used by management, and by similar companies in the industry, to evaluate operating performance and Huttig believes it enhances investors' overall understanding of the financial performance of our business. Adjusted EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance. Huttig compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors affecting the business. Because not all companies use identical calculations, Huttig's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA (unaudited)

The following table presents a reconciliation of net income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA for the periods presented (in millions):

                                             Three Months     Twelve Months
                                                Ended            Ended
                                            December 31,      December 31,
                                           ---------------  ----------------
                                            2015    2014     2015     2014
                                           ------- -------  -------  -------
Net income (loss)                          $   0.4 $  (0.5) $  26.0  $   2.2
Discontinued operations                        0.3     0.1      3.4      3.6
Interest expense, net                          0.6     0.6      2.3      2.5
(Benefit) provision for income taxes           0.2       -    (17.2)       -
Depreciation and amortization                  0.8     0.8      3.0      3.1
Stock compensation expense                     0.5     0.4      1.8      1.4
Gain on disposal of assets                       -       -     (0.4)       -
                                           ------- -------  -------  -------
Adjusted EBITDA                            $   2.8 $   1.4  $  18.9  $  12.8
                                           ======= =======  =======  =======

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In Millions, Except Per Share Data)

                                            (unaudited)
                                           Three Months      Twelve Months
                                              Ended             Ended
                                           December 31,      December 31,
                                         ----------------  ----------------
                                          2015     2014     2015     2014
                                         -------  -------  -------  -------
Net sales                                $ 155.4  $ 145.2  $ 659.6  $ 623.7
Cost of sales                              123.4    116.5    526.3    501.1
                                         -------  -------  -------  -------
  Gross margin                              32.0     28.7    133.3    122.6
Operating expenses                          30.5     28.5    119.2    114.3
Gain on disposal of assets                     -        -     (0.4)       -
                                         -------  -------  -------  -------
  Operating income                           1.5      0.2     14.5      8.3
Interest expense, net                        0.6      0.6      2.3      2.5
                                         -------  -------  -------  -------
Income (loss) from continuing operations
 before income taxes                         0.9     (0.4)    12.2      5.8
(Benefit) provision for income taxes         0.2        -    (17.2)       -
                                         -------  -------  -------  -------
Net income (loss) from continuing
 operations                                  0.7     (0.4)    29.4      5.8
Net loss from discontinued operations,
 net of taxes                               (0.3)    (0.1)    (3.4)    (3.6)
                                         -------  -------  -------  -------
Net income (loss)                        $   0.4  $  (0.5) $  26.0  $   2.2
                                         =======  =======  =======  =======

Net income (loss) from continuing
 operations per share - basic and
 diluted                                 $  0.03  $ (0.02) $  1.17  $  0.23
Net loss from discontinued operations
 per share - basic and diluted           $ (0.01) $     -  $ (0.14) $ (0.15)
Net income (loss) per share - basic and
 diluted                                 $  0.02  $ (0.02) $  1.04  $  0.09

Weighted average shares outstanding:
  Basic shares outstanding                  24.1     23.6     24.1     23.5
  Diluted shares outstanding                24.1     23.6     24.1     23.5

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS
                               (In Millions)

                                                 December 31,  December 31,
                                                     2015          2014
                                                 ------------- -------------
ASSETS
CURRENT ASSETS:
  Cash and equivalents                           $         0.3 $         0.5
  Trade accounts receivable, net                          56.3          48.9
  Inventories                                             64.3          67.4
  Other current assets                                     7.3           7.8
                                                 ------------- -------------
    Total current assets                                 128.2         124.6
                                                 ------------- -------------

PROPERTY, PLANT AND EQUIPMENT:
  Land                                                     4.3           4.3
  Buildings and improvements                              26.5          25.4
  Machinery and equipment                                 37.3          36.0
                                                 ------------- -------------
    Gross property, plant and equipment                   68.1          65.7
  Less accumulated depreciation                           50.9          48.8
                                                 ------------- -------------
    Property, plant and equipment, net                    17.2          16.9
                                                 ------------- -------------

OTHER ASSETS:
  Goodwill                                                 6.3           6.3
  Other                                                    1.7           2.2
  Deferred income taxes                                   24.0           8.0
                                                 ------------- -------------
    Total other assets                                    32.0          16.5
                                                 ------------- -------------
TOTAL ASSETS                                     $       177.4 $       158.0
                                                 ============= =============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                        CONSOLIDATED BALANCE SHEETS
                     (In Millions, Except Share Data)

                                                December 31,  December 31,
                                                    2015          2014
                                                ------------- -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt          $         1.2 $         1.3
  Trade accounts payable                                 43.6          39.4
  Deferred income taxes                                   4.9           8.0
  Accrued compensation                                    5.5           4.0
  Other accrued liabilities                              13.8          13.4
                                                ------------- -------------
    Total current liabilities                            69.0          66.1
                                                ------------- -------------
NON-CURRENT LIABILITIES:
  Long-term debt, less current maturities                47.4          62.4
  Other non-current liabilities                           8.1           3.8
                                                ------------- -------------
    Total non-current liabilities                        55.5          66.2
                                                ------------- -------------

SHAREHOLDERS' EQUITY:
  Preferred shares: $.01 par (5,000,000 shares
   authorized)                                              -             -
  Common shares: $.01 par (50,000,000 shares
   authorized: 24,977,208 and 24,556,536 shares
   issued and outstanding at December 31, 2015
   and December 31, 2014, respectively)                   0.2           0.2
  Additional paid-in capital                             41.6          40.4
  Retained earnings (accumulated deficit)                11.1         (14.9)
                                                ------------- -------------
    Total shareholders' equity                           52.9          25.7
                                                ------------- -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY      $       177.4 $       158.0
                                                ============= =============

               HUTTIG BUILDING PRODUCTS, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In Millions)

                                            (unaudited)
                                           Three Months      Twelve Months
                                              Ended             Ended
                                           December 31,      December 31,
                                         ----------------  ----------------
                                          2015     2014     2015     2014
                                         -------  -------  -------  -------
Cash Flows From Operating Activities:
  Net income (loss)                      $   0.4  $  (0.5) $  26.0  $   2.2
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Net loss from discontinued
     operations                              0.3      0.1      3.4      3.6
    Depreciation and amortization            0.8      0.8      3.0      3.1
    Non-cash interest expense                0.1        -      0.4      0.3
    Stock-based compensation                 0.5      0.4      1.8      1.4
    Deferred taxes                           0.2        -    (19.1)       -
    Gain on disposal of assets                 -        -     (0.4)       -
    Changes in operating assets and
     liabilities:
      Trade accounts receivable             17.8     22.2     (7.8)    (4.6)
      Inventories                            6.7      3.2      1.5     (0.7)
      Trade accounts payable                (8.4)   (11.7)     4.2     (1.4)
      Other                                 (0.4)    (0.4)     4.1     (0.1)
                                         -------  -------  -------  -------
    Total cash provided by operating
     activities                             18.0     14.1     17.1      3.8
                                         -------  -------  -------  -------
Cash Flows From Investing Activities:
  Capital expenditures                      (0.2)    (0.3)    (2.8)    (1.8)
  Proceeds from disposition of capital
   assets                                      -        -      2.5        -
                                         -------  -------  -------  -------
    Total cash used in investing
     activities                             (0.2)    (0.3)    (0.3)    (1.8)
                                         -------  -------  -------  -------
Cash Flows From Financing Activities:
  (Payments) borrowings of debt, net       (19.7)   (13.6)   (14.7)     0.4
  Repayments of capital lease and other
   obligations                              (0.6)    (0.6)    (1.7)    (1.7)
  Repurchase shares of common stock            -        -     (0.6)    (0.8)
                                         -------  -------  -------  -------
    Total cash used in financing
     activities                            (20.3)   (14.2)   (17.0)    (2.1)
                                         -------  -------  -------  -------
Net decrease in cash and equivalents        (2.5)    (0.4)    (0.2)    (0.1)
Cash and equivalents, beginning of
 period                                      2.8      0.9      0.5      0.6
                                         -------  -------  -------  -------
Cash and equivalents, end of period      $   0.3  $   0.5  $   0.3  $   0.5
                                         =======  =======  =======  =======

For more information, contact:
Don Hake
investor@huttig.com